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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Experts," "Summary Consolidated Financial and Other Data" and "Selected Consolidated Financial and Other Data" and to the use of our reports dated April 29, 1997, in
the Registration Statement (Form S-4, No. 333-       ) and related Prospectus of
Neenah Foundry Company for the registration of $45,000,000 11 1/8% Senior Subordinated Notes.

                                                               ERNST & YOUNG LLP

Milwaukee, Wisconsin
July 29, 1997